Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of DCP Midstream Partners, LP of our report dated February 20, 2014, relating to the consolidated financial statements of DCP Sand Hills Pipeline, LLC, appearing in the Current Report on Form 8-K of DCP Midstream Partners, LP dated February 26, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form S-3 of DCP Midstream Partners, LP of our report dated February 20, 2014, relating to the consolidated financial statements of DCP Southern Hills Pipeline, LLC, appearing in the Current Report on Form 8-K of DCP Midstream Partners, LP dated February 26, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

June 20, 2014